UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”) today announced that the first subjects have been enrolled in its Phase 1 clinical trial with Ketamir-2, the Company’s novel oral ketamine analog in development for the treatment of neuropathic pain.

The trial is being conducted at the Clinical Pharmacology Unit of Hadassah Medical Center in Jerusalem, Israel. This is a randomized, double-blind, placebo-controlled study designed to assess the safety, tolerability, and pharmacokinetics of Ketamir-2 in healthy adult volunteers. A total of 56 subjects are expected to participate in the study, divided into Single Ascending Dose (SAD) and Multiple Ascending Dose (MAD) cohorts.

The study follows favorable preclinical data demonstrating that Ketamir-2 achieved superior efficacy in validated neuropathic pain models compared to FDA-approved treatments such as pregabalin and gabapentin. The compound also demonstrated a favorable safety profile, high oral bioavailability, and no interaction with P-glycoprotein (P-gp), supporting its potential for improved brain penetration.

The Company anticipates completing the Phase 1 study by the fourth quarter of 2025 and initiating a Phase 2a clinical trial in diabetic neuropathic pain by year-end. First human efficacy data are expected in the first half of 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated:	April 1, 2025	By:	/s/ Erez Aminov
		Name:	Erez Aminov
		Title:	Chief Executive Officer